EXHIBIT 10.7


                           SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT (the "Agreement"), entered into this
[ ] day of March, 1998 by and between PENTECH INTERNATIONAL, INC., having an office at 195 Carter Drive, Edison, New Jersey 08817, (hereinafter refereed to respectively as "Plaintiff"), on the one hand, and COOPER & DUNHAM L.L.P., having an office at 1185 Avenue of the Americas, New York, New York 10036 and LEWIS H. ESLINGER (hereinafter refereed to respectively as "Defendants"), on the other hand.

                             W I T N E S E T H

     WHEREAS, Plaintiff commenced an action Defendants in the Supreme Court of the State of New York, County of New York, Index
No. 1100222/97 ("Action"), asserting in its complaint
("Complaint"), dated June 4, 1997, various claims against Defendants; and

     WHEREAS, Defendants filed their verified answer ("Answer"), dated July 25, 1997, denying any and all liability to Plaintiff and asserting affirmative defenses against Plaintiff; and

     WHEREAS, the parties have conducted extensive discovery, including, but not limited to, (i) review of transcripts, documents and other materials from related proceedings, and (ii) depositions and document discovery in the Action; and

     WHEREAS, Plaintiff and Defendants have determined that it is in their mutual interests to amicably resolve all disputes among the parties and to settle the Action on the terms and conditions set forth herein; and

     WHEREAS, settlement negotiations have taken place between Plaintiff and Defendants, through their respective attorneys, and the terms of this of this Agreement have been reached through arm's-length negotiations conducted by the said attorneys; and

     WHEREAS, this Agreement compromises the matters set forth in the Complaint and Answer which are disputed both as to validity and amount; and

     NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, it is agreed that each and every claim and factual allegation embraced within the scope of the Complaint and Answer, or which might have been alleged by reason of any matter or transaction referred to in the Complaint or Answer, or which arises out of or under the facts and circumstances set forth therein, shall be dismissed on the merits with prejudice and be settled and compromised upon the following terms and conditions:

     1. On behalf of Defendants, $1,250,000 U.S. Dollars shall be paid to Plaintiff. Such payment shall be made on or before April
3, 1998 by check made payable to Pentech International, Inc. and Twomey, Hoppe & Gallanty LLP, as attorneys.

     2. In consideration of the aforesaid payment and clearance thereof, the promises and obligations contained herein, and other good and value consideration:

          (i) The Plaintiff and its respective affiliates, subsidiaries, principals, partners, parent companies, directors, officers, shareholders, attorneys, agents, employees, associates, heirs, executors, administrators, successors, predecessors, assigns, other representatives and any and all other related and affiliated companies and individuals (hereinafter together refereed to as the "Plaintiff's Entities") shall release and discharge Defendants and their respective affiliates, subsidiaries, principals, partners, parent companies, directors, officers, shareholders, attorneys, agents, employees, associates, heirs, executors, administrators, successors, predecessors, assigns, other representatives, and all other related and affiliated companies and individuals (hereinafter together refereed to as "Defendants' Entities") from all actions, causes of action, claims, suits, debts, accounts, contracts, controversies, agreements, promises, damages, disciplinary complaints, administrative remedies, conflicts of interest and demands whatsoever, in law or equity, which against the Defendants and Defendants' Entities the Plaintiff or Plaintiff's Entities ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause to thing whatsoever from the beginning of the world to the day of the date of this Agreement, except for the rights and obligations set forth in this Agreement, all pursuant to the general release in the form annexed hereto as Exhibits "A," which shall be duly executed by the
Plaintiff;

          (ii) The Defendants and the Defendants' Entities shall release and discharge the Plaintiff and Plaintiffs' Entities from all actions, cause of action, claims, suits, debts, accounts, contracts, controversies, agreements, promises, damages, disciplinary complaints, administrative remedies, conflicts of interest and demands whatsoever, in law or equity, which against the Plaintiff or Plaintiff's Entities, the Defendants or Defendants' Entities ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, except for the rights and obligations set forth in this Agreement, all pursuant to the general releases in the forms annexed hereto as Exhibit "B," which shall be duly executed by the Defendants;

          (iii) A purpose and intent of this Agreement is to preclude the Defendants and Defendants' Entities, on the one hand, and the Plaintiff and Plaintiff's Entities, on the other, and any entities owned, controlled, or managed by them respectively, from ever asserting a claim, complaint or lawsuit against the other arising from any matter whatsoever up to the date of this Agreement once the payment is made and cleared pursuant to paragraph 1 of this Agreement;

          (iv) Plaintiff hereby agrees to indemnify and hold harmless the Defendants and Defendants' Entities from any claim interposed against Defendants and/or Defendants' Entities which arises out of the legal services performed and provided by the Defendants as set forth in the Complaint, and Plaintiff further agrees to indemnify Defendants and Defendants' Entities by reducing the amount of any judgement obtained by Plaintiff against any other judgement defendant ("Judgement Defendant"), or by releasing or giving a satisfaction for so much of such judgement, to the extent necessary to eliminate any such Judgement Defendant's right to recover against Defendants and/or Defendants' Entities on any claim which arises out of the legal services performed and provided by the Defendants as set forth in the Complaint; and

          (v) Plaintiff hereby agrees that any settlement agreement entered into by Plaintiff and/or Plaintiff's Entities with any individual or entity having a pending, potential or future claim against Defendants and/or Defendants' Entities which arises out of the legal services performed and provided by the Defendants as set forth in the Complaint shall contain a covenant and agreement by such individual or entity not to enforce, sue for, or collect upon any such claim that such individual or entity may have against Defendants and/or Defendants' Entities.

     3. This Agreement is not intended to be a resolution on the merits and is made solely to resolve the differences between the parties and as a result of a business decision of the parties made in light of the expense and inconvenience of continuing to litigate the Action.

     4. The parties hereto acknowledge that this Agreement is not intended to be, and shall not be, construed as an admission that Defendants have breached any agreement, obligation, duty, disciplinary rule, ethical consideration or contract relating to or owed to Plaintiff, or engaged in any wrongdoing or misconduct, professional or otherwise, or incurred any liability of any kind.

     5. Neither this Agreement nor any of its terms and conditions, nor any negotiations or proceedings with respect to the subject matter of this Agreement shall be offered or received into evidence or be admissible in any trial or any proceeding involving
Plaintiff, Defendants, or any other party or person, except for the purpose of obtaining enforcement of the Agreement.

     6. The terms and conditions of this Agreement ant the documents produced during the litigation of the Action are and shall be deemed to be confidential, and shall not be disclosed to any non-party by Plaintiff, Defendants or their respective experts, agents, or attorneys except (1) pursuant to subpoena or court order; (2) to the extent that, in the opinion of counsel, disclosure thereof is necessary to comply with applicable law and/or the obligations of Plaintiff as a public company; (3) to their accountants, auditors, and attorneys; or (4) to obtain enforcement of the provisions of this Agreement. The Agreement and any related documents (except the Stipulation of Dismissal referred to in paragraph 12 below) shall not be filed with the court or, if filed, shall be filed under seal. If asked about the status of the action or the claims asserted therein, except as set forth above, Plaintiff, Defendants and their respective attorneys and agents agree to state only that the differences between the parties have been resolved satisfactorily. In order to facilitate the purpose of this paragraph and Plaintiff and Defendants and their respective attorneys agree to use their best efforts to return to the other party all transcripts of depositions of party witnesses taken in the Action in their possession and to return all documents in their respective possession, including copies made thereof, produced by the other party in response to discovery requests during the course of the Action within forty-five (45) days after the execution of this Agreement. Nothing in this Agreement shall prohibit any party from disclosing the fact of the settlement to any third party.

     7. This Agreement contains the entire understanding and agreement between the parties hereto and supersedes all prior verbal and written communications between the parties and their counsel with regard to the subject matter addressed herein; it is not subject to any condition not provided for herein and there are no other collateral or oral agreements among the parties.

     8. This Agreement may not be modified, terminated or discharged orally; any agreement purporting to change the terms hereof must be in writing, signed by each party hereto.

     9. This Agreement shall be constructed in accordance with, and governed by, the substantive laws of the State of New York, without giving effect to conflicts of laws principles.

     10. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be considered an original, and may be signed and delivered by facsimile, and all of which together shall constitute one and the same document.

     11. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, administrators, representatives, shareholders, partners, employees, successors, executors and assigns.

     12. Upon the execution and exchange of the Agreement and the delivery and clearance of the settlement payment set forth, the attorneys for the parties hereto shall execute and file a Stipulation of Dismissal of the Action with prejudice with the Supreme Court of the State of New York, County of New York, and the
Plaintiff and Defendants shall each be provided with the releases specified in Paragraph 2(i) and 2(ii) hereof. Nothing in any of said releases shall excuse any party from its obligations under the
Agreement itself.

     13. The parties hereto and the representatives signing on behalf of each hereby warrant and represent that they are authorized to enter into this Agreement, and bind the parties to the Agreement. The relevant corporate resolutions or powers of attorney evidencing this authority have been drafted and duly executed and are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                                     PENTECH INTERNATIONAL, INC.




                                     By: s/


                                     COOPER & DUNHAM L.L.P.



                                     By: s/




                                     s/






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